Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated August 30, 2017, on the financial statements of Shantiniketan International Corporation at July 31, 2017 and for the period from July 12, 2017 (inception) to July 31, 2017 included herein on the Regulation A Offering Circular of Shantiniketan International Corporation on Form 1-A and to the reference to our firm under the heading “Experts”.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
August 30, 2017